As filed with the Securities and Exchange Commission on January 25, 2006

Registration Statement No. 033-1333

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA

(State or other jurisdiction of incorporation or organization)

47-0658852

(I.R.S. Employer Identification No.)

13220 CALIFORNIA STREET

OMAHA, NEBRASKA 68154

(Address of Principle Executive Offices and Zip Code)

RAILROAD FINANCIAL CORPORATION 1991 DIRECTORS’ STOCK OPTION PLAN

(Full title of the Plan)

KEVIN F. AMES

Chief Financial Officer

1450 Treat Boulevard

Walnut Creek, California 94597

(808) 525-7000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Rodney R. Peck

Pillsbury Winthrop LLP

50 Fremont Street

San Francisco, California 94105

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 33-1333) filed on November 4, 1985, as it pertains to the Common Stock of Commercial Federal Corporation, associated with participations in the Railroad Financial Corporation 1991 Directors’ Stock Option Plan.

The undersigned Registrant hereby removes and withdraws from registration all securities of Commercial Federal Corporation registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 20, 2006.

BANK OF THE WEST

By:	/s/ Kevin F. Ames
Kevin F. Ames
Chief Financial Officer